Exhibit 10.41

               IN THE CIRCUIT COURT IN THE TWELFTH JUDICIAL CIRCUIT
                       IN AND FOR SARASOTA COUNTY, FLORIDA

IBC Funds, LLC,                                                 CIVIL ACTION NO.
a Nevada Limited Liability Company,                            2014 CA 000725 CA
                         Plaintiff,
               -against-

  Red Giant Entertainment, Inc.,
  a Nevada Corporation,
                         Defendant.

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                           ORDER GRANTING APPROVAL OF
                     SETTLEMENT AGREEM ENT AND STIPULATION

     This matter having come on for a hearing on the 7th day of February, 2014, to approve the Settlement Agreement entered into as of February 5, 2014 between Plaintiff, IBC Funds, LLC ("Plaintiff') and Defendant, Red Giant Entertainment, Inc. ("Defendant" and collectively with Plaintiff, the "Parties"), and the Court having held a hearing as to the fairness of the terms and conditions of the Settlement Agreement and Stipulation and being otherwise fully advised in the prenlises, the Court hereby finds as follows:

     1. The Court has been advised that the Parties intend that the sale of the Shares (as defined by the Settlement Agreement and, hereinafter, the "Shares") to and the resale of the Shares by Plaintiff in the United States, assuming satisfaction of all other applicable securities laws and regulations, will be exempt from registration under the Securities Act of 1933 (the "Securities Act") in reliance upon Section 3(a)(10) of the Securities Act based upon this Court's finding herein that the terms and conditions of the issuance of the Shares by Defendant to Plaintiff are fair to Plaintiff;
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     2. The hearing  having been  scheduled  upon the consent of  Plaintiff  and
Defendant, Plaintiff has had adequate notice of the hearing and Plaintiff is the only party to whom Shares will be issued pursuant to the Settlement Agreement;

     3. The terms and conditions of the issuance of the Shares in exchange for the release of certain claims as set forth in the Settlement Agreement are fair to Plaintiff, the only party to whom the Shares will be issued;

     4. The fairness hearing was open to Plaintiff. Plaintiff was represented by counsel at the hearing who acknowledged that adequate notice of the hearing was given and consented to the entry of this Order.

     It is hereby ORDERED AND ADJUDGED that the Settlement Agreement and Stipulation is hereby approved as fair to the party to whom the Shares will be issued, within the meaning of Section 3(a)(l 0) of the Securities Act and that the sale of the Shares to Plaintiff and the resale of the Shares in the United States by Plaintiff, assuming satisfaction of all other applicable securities laws and regulations, will be exempt from registration under the Securities Act of 1933.

     SO ORDERED, this ___ day of _______________, 2014.


                                        ----------------------------------------
                                        The Honorable
                                                     ---------------------------

Conformed copies to:
Charles N. Cleland, Jr., Esq.
Michael G. Brown, Esq.